Exhibit j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 22, 2016, relating to the financial statements and financial highlights, which appears in Virtus Opportunities Trust’s Annual Report on Form N-CSR for the year ended September 30, 2016. We also consent to the references to us under the headings “Glossary”, “Non-Public Holdings Information”, “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 10, 2017